For Immediate Release		Exhibit 99.1
Press Contact:
Stacy Roth
FIND/SVP Inc.
(212) 463-6350
sroth@findsvp.com

Investor Contact:
Charles Messman
The MKR Group
(818) 556-3700
charles@mkr-group.com

FIND/SVP REPORTS SOLID THIRD QUARTER
OPERATING PERFORMANCE

Adjusted EBITDA Increases 131% over Prior Year

Net Income Increases to $1,104,000, or $.05 Per Share

Company Will Restate Prior Period Results to Give Effect to Variable Accounting Treatment for Stock Options, and Adopts SFAS 123 For Fair Value Accounting

New York, N.Y., November 10, 2004—FIND/SVP, Inc. (OTCBB:FSVP), a leading provider of business advisory, market research and consulting services, today announced solid third quarter and nine month operating performance for the period ended September 30, 2004.

For the quarter ended September 30, 2004, revenues increased 8.1% to $9,915,000. Adjusted EBITDA* for the third quarter was $1,548,000, a 131% increase versus $670,000 in the comparable period of the prior year. The results for all comparable prior periods of 2003 and the first six months of 2004 have been restated to give effect to variable accounting treatment for stock options as further explained below. EBITDA* for the third quarter of 2004 was $1,674,000, a 93.1% increase as compared to $867,000 one year earlier. Net income attributable to stockholders was $1,104,000, or $0.05 per fully diluted share, compared to $2,000, or $0.00 per share, in the third quarter of the prior year.

Fully diluted weighted average shares outstanding for the period increased 44.8% to 21,792,010, primarily as a result of our equity financing completed in May 2004.

For the nine months ended September 30, 2004, revenues increased 37% to $29,232,000, versus $21,333,000 in the first nine months of 2003 primarily as a result of the acquisitions of Guideline and Teltech on April 1, 2003 and July 1, 2003, respectively. Adjusted EBITDA* for the nine months ended September 30, 2004 was $2,338,000, a 305% increase compared to adjusted EBITDA* of $578,000 in the prior year. EBITDA* for the nine month period was $959,000, a 32% increase as compared to EBITDA* of $727,000 one year earlier. The net loss attributable to stockholders was $(1,282,000), or $(0.08) per full diluted share, as compared to $(982,000), or $(0.09) per share, one year earlier. The sharply improved 2004 performance in EBITDA and Adjusted EBITDA is also largely a consequence of contributions from Guideline Research Corporation and Teltech, which were acquired on April 1, 2003, and July 1, 2003, respectively.

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Fully diluted weighted average shares outstanding for the nine months ended September 30, 2004 increased 45.5% to 16,476,589. The increases in weighted average shares outstanding for the third quarter and nine months primarily reflect the effects of the equity issued as a consequence of the Guideline and Teltech acquisitions completed in 2003, and the six million shares issued in the equity financing completed in May of 2004.

Results for the nine months ended September 30, 2004 include an aggregated non-recurring charge of approximately $1,260,000 related to non-cash interest expense as a result of full repayment of the Company’s debt, as well as severance and one-time lease-related costs, and the final recognition of non-recurring accretion on redeemable common stock.

Commenting on the results for the quarter, David Walke, Chief Executive Officer of FIND/SVP, Inc. said, “The third quarter of 2004 was our best quarter of the year in terms of revenues, net income and EBITDA measurements. Our Guideline market research division reported a 23% increase in bookings for the year to date, and a 44% increase in revenues in the third quarter. Our Teltech division is also performing on plan, as evidenced by a 4% increase in revenues in the third quarter, compared to the same period last year, with an even stronger relative contribution to EBITDA. Comparable year-to-date EBITDA contributions from Guideline and Teltech are not applicable as both companies were acquired during 2003.”

FIND’s legacy on-demand, Quick Consulting Service (QCS) experienced a 9% decline in revenues in the quarter on a comparable year-to-year basis, partially offset by a 28% increase from the Company’s in-depth division (Strategic Consulting and Research Group). During the quarter, SCRG was awarded a $350,000 market intelligence project, the largest project in its history. For the year-to-date, revenues from the Quick Consulting Service have declined 8%, while revenues from SCRG have improved 27%. The average sale price for QCS has increased 11% year-to-date.

EBITDA contributions at the historical FIND level--QCS and SCRG—increased 34% in the third quarter as compared to the prior year, and represented the best performance for the year-to-date.

“We are making solid structural and qualitative progress with our legacy QCS business, despite the continued revenue decline,” Mr. Walke said. “The core offering has been substantially unbundled and restructured to provide existing and prospective clients with targeted solutions to meet their specific research needs. In addition, effective November 1st, our consulting services division (CSD) has been reorganized into practices which more closely align with the profile and needs of our clients--which we firmly believe will deliver better value to our clients and increase the Company’s retention rate--and has been renamed the FIND Business Information Center.”

“Finally, just this week we completed the first and most significant phase of an extensive training program for our entire Sales, Marketing and Business Information Center staff regarding our previously announced client-centric products and services. As a consequence of these and other initiatives, I am confident we will see improved performance at the on-demand retainer level,” he continued.

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“Overall, I am very pleased with the operational and financial progress we have made during the year,” Mr. Walke said. “In addition, with the completion of our equity financing in May, providing us with a debt-free balance sheet and strong cash position, we are actively exploring strategic acquisition opportunities that will both complement and expand upon our existing business research strengths.”

Mr. Walke also reported that Find.com (www.find.com), a next-generation, publicly-accessible search engine targeting the business market, continues to make strong progress. “We have signed over a dozen premium content providers, including Frost & Sullivan, Gallup, DataMonitor, MarketResearch.com, and PricewaterhouseCoopers. In addition, the functionality and clustering features are exceptional, and we are beginning to recognize advertising revenues both through third-party aggregators and direct sales programs.”

“Find .com has recently engaged an investment banking firm to assist in evaluating outside financing alternatives, which we believe is the most prudent approach to securing the exceptional future potential of the venture,” Mr. Walke said. Find.com is a joint venture of FIND/SVP (47.5%), Empire Media (47.5%), and TripleHop Technologies (5%).

Change in Accounting for Stock Option Expense

During the review of the Company’s third quarter financial statements, the Company determined that variable plan accounting was appropriate for its stock option plan, insofar as the Company had permitted cashless exercise, or the exercise by option holders of their options by surrendering shares underlying unexercised options in payment of the exercise price of the options and related taxes. The Company previously accounted for options issued under its plans as fixed awards under APB25. The Company has restated its financial statements for the prior three years under variable plan accounting for stock compensation expense under APB25, and will file an amended 10-K/A for the year ended December 31, 2003, as well as amended 10-Q/A’s for the first and second quarters of 2004. The use of variable plan accounting effectively requires “mark to market” treatment of stock option grants, resulting in charges to compensation expense over the vesting period of the option grants based on changes in the Company’s stock price each period. Due to the Company’s rising stock price in 2003 and the first two quarters of 2004, this accounting change had the effect of significantly decreasing net income.

These restatements are non-cash items and have no impact on cash flow, and an immaterial impact on shareholder’s equity.

Furthermore, effective the fourth quarter of 2004, the Company has elected to adopt SFAS 123 "Accounting for Stock-Based Compensation," as amended, which provides for fair value accounting for stock options.

Mr. Walke added, "The restatements of our financial statements and information for prior periods under variable plan accounting and the adoption of SFAS 123 involve non-cash expenses and do not affect previously reported revenues or cash flows. They have no impact on the Company's operations and an immaterial effect on shareholders' equity. Furthermore, we believe the adoption of SFAS 123 is a prudent and proper decision, as it will serve to eliminate the volatility of the Company’s future stock compensation expense, and conform early with the new stock option accounting methodology likely to be required in the future by the FASB.”

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Conference Call Information

FIND/SVP has scheduled a conference call at 4:30 PM EST, today, November 10, 2004, to review the third quarter and nine months year to date 2004 financial results. To access the call, dial (800) 938-0653. A replay of the conference call will be available two hours after the call for the following five business days by dialing (877) 519-4471 and entering the following pass code: 5342927. Also, an instant replay of the conference call will be available over the Internet at http://www.findsvp.com in the Investor Relations area of the web site or by going to http://www.mkr-group.com.

*EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization, stock based compensation expense for options granted “in the money”, other income, and other non-recurring charges. Although EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. EBITDA and Adjusted EBITDA should not be considered alternatives to measures of operating performance under GAAP.

Forward-Looking Statements

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.

About FIND/SVP

FIND/SVP, Inc. (http://www.findsvp.com) is a knowledge services company that offers a full suite of custom business intelligence, advisory, research, and consulting solutions to address clients’ critical business issues. FIND/SVP helps executives enhance their business performance and profit from opportunities through targeted research and advisory work, providing its over 1,500 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is an independently-owned affiliate of the SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide.

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FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended September 30
	2004	2003	% Change
		(as restated)

Revenue	$9,915,000	$9,168,000	8.1%

Operating income	$1,431,000	$577,000	148.0%

EBITDA	$1,674,000	$867,000	93.1%

Adjusted EBITDA[1,2]	$1,548,000	$670,000	131.0%

Income Before Income Taxes	$1,369,000	$371,000	269.0%

Net income	$1,114,000	$145,000	668.3%

Income attributable to common shareholders’[3]	$1,104,000	$2,000

Earnings Per Share - Basic	$0.06	$0.00
Earnings Per Share - Diluted	$0.05	$0.00

Weighted Average Shares
Outstanding - Basic	19,383,067	12,934,120	49.9%
Outstanding - Diluted	21,792,010	15,048,190	44.8%

1Adjusted EBITDA (000’s omitted) for the three months ended September 30, 2004 is as follows:

Net income	$	$ 1,114
Tax provision		255
Depreciation and amortization		301
Interest expense		3
Stock based compensation expense for options granted “in the money”		(127)
Other		2

Adjusted EBITDA	$	$ 1,548

 2Adjusted EBITDA (000’s omitted) for the three months ended September 30, 2003 is as follows:

Net income	$145
Tax provision	226
Depreciation and amortization	288
Interest expense	207
Deferred compensation adjustment	(168)
Stock based compensation expense for options granted “in the money”	36
Other	(64)

Adjusted EBITDA	$670

3 Net income for the three months ended September 30, 2004 of $1,114,000 was reduced by preferred dividends of $10,000, resulting in income attributable to common shareholders of $1,104,000.

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FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Nine Months Ended September 30
	2004	2003	%Change
		(as restated)

Revenue	$29,232,000	$21,333,000	37.0%

Operating income (loss)	$212,000	($161,000)	231.7%

EBITDA	$959,000	$727,000	31.9%

Adjusted EBITDA[1,2]	$2,338,000	$578,000	304.5%

Loss Before Income Taxes	($1,454,000)	($492,000)	(195.5%)

Net Loss[3]	($1,139,000)	($692,000)	(64.6%)

Loss attributable to common shareholders’[4]	($1,282,000)	($982,000)	(30.5%)

Loss Per Share - Basic & Diluted	($0.08)	($0.09)

Weighted Average Shares
Outstanding - Basic & Diluted	16,476,589	11,324,055	45.5%

1Adjusted EBITDA (000’s omitted) for the nine months ended September 30, 2004 is as follows:

Net loss	$(1,139)
Tax benefit	(315)
Depreciation and amortization	806
Interest expense	1,600
Asset impairment	96
Non-recurring severance	395
Lease related charge	512
Stock based compensation expense for options granted “in the money”	45
Other	338

Adjusted EBITDA	$2,338

2Adjusted EBITDA (000’s omitted) for the nine months ended September 30, 2003 is as follows:

Net loss	$(692)
Tax provision	200
Depreciation and amortization	797
Interest Expense	424
Deferred compensation adjustment	(168)
Non-recurring severance	46
Non recurring limited partnership distribution	(87)
Stock based compensation expense for options granted “in the money”	(124)
Guideline acquisition related expenses	169
Other	13

Adjusted EBITDA	$578

3 Includes non-cash interest expense related to full repayment of debt of approximately $1,260,000, non-recurring severance charges of approximately $395,000, and a non-recurring lease related charge of approximately $530,000
4 Net loss for the nine months ended September 30, 2004 of $1,139,000 was increased by accretion on redeemable common shares of $113,000 and preferred dividends of $30,000, resulting in loss attributable to common shareholders of $1,282,000.

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FIND/SVP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2004	December 31, 2003
	(unaudited)	(as restated)
Assets
Cash and cash equivalents	$4,555,000	$821,000
Accounts receivable, net	6,370,000	6,190,000
Deferred tax assets	506,000	505,000
Prepaid expenses and other current assets	1,442,000	920,000

Total Current Assets	12,873,000	8,436,000

Property, Plant & Equipment - Net	2,326,000	2,368,000
Goodwill, net	10,171,000	8,765,000
Intangibles, net	1,036,000	1,137,000
Deferred tax assets	1,296,000	961,000
Deferred rent	378,000	398,000
Cash surrender value of life insurance	127,000	214,000
Non-marketable equity securities	23,000	185,000
Other assets	518,000	504,000

Total assets	$28,748,000	$22,968,000

Liabilities and Shareholders' Equity
Current maturities of notes payable	$--	$1,076,000
Trade accounts payable	1,965,000	2,609,000
Accrued expenses and other	2,733,000	3,205,000
Unearned retainer income	3,399,000	3,612,000

Total current liabilities	8,097,000	10,502,000

Notes payable	--	3,170,000
Deferred compensation and other liabilities	407,000	419,000

Total liabilities	8,504,000	14,091,000

Redeemable, convertible, preferred stock	560,000	530,000

Redeemable common stock	1,090,000	977,000

Shareholders' Equity	18,594,000	7,370,000

Total Liabilities and Shareholders' Equity	$28,748,000	$22,968,000

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Tables on the Adoption of SFAS 123

The tables below present a comparison of the effects in the restated periods, as well as the nine and three months ended September 30, 2004, as originally stated, as restated for variable accounting treatment under APB25, and on a pro forma basis using the newly adopted FAS123, which is the basis to be used by the Company going forward.

(in thousands, except per share data)	Year Ended December 31, 2003

	As Originally Reported	As restated for APB No. 25 Variable accounting	Pro Forma Upon Adoption of SFAS No. 123

Direct costs	$17,130	$17,243	$17,230
Selling, general and administrative expenses	13,511	14,495	13,855
Operating income (loss)	928	(169)	484
Income (loss) before income taxes	360	(737)	(84)
Net income (loss)	205	(947)	(294)
Net loss attributable to common shareholders	(75)	(1,227)	(574)
Loss per common share, basic and diluted	$(0.01)	$(0.10)	$(0.05)

Total assets	$23,602	$22,968	$22,968
Shareholders’ equity	$7,549	$7,370	$7,370

Cash flows from operating activities	$870	$805	$805
Cash flows from financing activities	$6,410	$6,475	$6,475

EBITDA	$2,189	$1,092	$1,745
Adjusted EBITDA	$2,779	$2,191	$2,273

	Three months ended March 31, 2004
(in thousands, except per share data)
	As Originally Reported	As restated for APB No. 25 Variable accounting	Pro Forma Upon Adoption of SFAS No. 123

Direct costs	$5,554	$5,675	$5,567
Selling, general and administrative expenses	3,746	4,478	3,769
Operating income (loss)	306	(547)	270
Loss before income taxes	(15)	(868)	(51)
Net loss	(11)	(864)	(49)
Net loss attributable to common shareholders	(134)	(987)	(170)
Loss per common share, basic and diluted	$(0.01)	$(0.07)	$(0.01)

Total assets	$25,772	$24,945	$24,945
Shareholders’ equity	$7,470	$7,291	$7,291

EBITDA	$525	$(328)	$489
Adjusted EBITDA	$852	$118	$794

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	Three months ended June 30, 2004
(in thousands, except per share data)
	As Originally Reported	As restated for APB No. 25 Variable accounting	Pro Forma Upon Adoption of SFAS No. 123

Direct costs	$5,805	$5,876	$5,879
Selling, general and administrative expenses	4,507	4,507	4,599
Operating loss	(601)	(672)	(767)
Loss before income taxes	(1,884)	(1,955)	(2,050)
Net loss	(1,318)	(1,389)	(1,484)
Net loss attributable to common shareholders	(1,328)	(1,399)	(1,494)
Loss per common share, basic and diluted	$(0.08)	$(0.08)	$(0.09)

EBITDA	$(316)	$(387)	$(482)
Adjusted EBITDA	$727	$663	$562

(in thousands, except per share data)	Nine months ended September 30, 2004
	As Currently Reported	Pro Forma Upon Adoption of SFAS No. 123

Direct costs	$16,976	$17,057
Selling, general and administrative expenses	12,044	12,058
Operating income	212	117
Loss before income taxes	(1,454)	(1,549)
Net loss	(1,139)	(1,234)
Net loss attributable to common shareholders	(1,282)	(1,377)
Loss per common share, basic and diluted	$(0.08)	$(0.08)

Total assets	$28,748	$28,748

EBITDA	$959	$864
Adjusted EBITDA	$2,338	$2,219

(in thousands, except per share data)	Three months ended September 30, 2004

	As Currently Reported	Pro Forma Upon Adoption of SFAS No. 123

Direct costs	$5,425	$5,611
Selling, general and administrative expenses	3,059	3,690
Operating income	1,431	614
Income before income taxes	1,369	552
Net income	1,114	299
Net income attributable to common shareholders	1,104	287
Income per common share - Basic	$0.06	$0.01
Income per common share - Diluted	$0.05	$0.01

EBITDA	$1,674	$857
Adjusted EBITDA	$1,548	$863

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